Exhibit 10.1

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of January 19, 2007 (this “Amendment”), is entered into among Intelsat Intermediate Holding Company, Ltd. (“Holdings”), Intelsat Subsidiary Holding Company, Ltd. (“Borrower”) and Citicorp USA, Inc., in its capacity as administrative agent for the lenders and as agent for the Secured Parties (in such capacity, the “Administrative Agent”), and amends the Credit Agreement dated as of July 3, 2006, among Holdings, Borrower, the Administrative Agent, the financial institutions or entities from time to time party thereto as Lenders (the “Lenders”), Credit Suisse, Cayman Islands Branch, as syndication agent and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Borrower has requested that the Required Lenders amend the Credit Agreement to effect the changes described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.    Amendments to the Credit Agreement

The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended as follows:

(a)    The following definitions are added to Section 1.1:

“Intelsat Bermuda 2007 Credit Agreement” shall mean the Credit Agreement, dated as of February, 2007, among Intelsat Bermuda, as borrower, Intelsat, Ltd., as guarantor, the several lenders from time to time party thereto, Bank of America, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as joint bookrunners, as the same may be amended, modified or supplemented from time to time.

“Intelsat Bermuda 2007 Term Loan” shall mean that certain term loan incurred by Intelsat Bermuda in a principal amount of up to $1,000.0 million, made pursuant to the Intelsat Bermuda 2007 Credit Agreement.

(b)    The word “and” at the end of Section 10.5(u) is deleted; the period at the end of Section 10.5(v) is deleted and replaced with “; and”; and the following clauses are added as Sections 10.5(w) and (x):

“(w)    Guarantee Obligations of Borrower and any Guarantor in respect of the Intelsat Bermuda 2007 Term Loan and any Permitted Refinancing Indebtedness in respect thereof; provided that the net proceeds from the Intelsat Bermuda 2007 Term Loan are contributed to the common equity of Borrower; and

(x)    Guarantee Obligations of Borrower and any Guarantor in respect of the Intelsat Bermuda Guaranteed Fixed Rate Notes and any Permitted Refinancing Indebtedness in respect thereof.”

(c)    The following item is added to Schedule 10.1 to the Credit Agreement:

“The Senior Notes (as defined in the Credit Agreement).”

Section 2.    Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 1 Effective Date”) by the Administrative Agent:

(a)    Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by Holdings, Borrower, the Administrative Agent, and the Required Lenders;

(b)    Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent;

(c)    Funding. The Intelsat Bermuda 2007 Term Loan shall have been funded and Intelsat Bermuda shall have contributed (directly or indirectly) the net proceeds therefrom to Borrower as common equity.

(d)    No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Amendment No. 1 Effective Date; and

(e)    Fees and Expenses Paid. Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and all other costs, expenses and fees due under any Credit Document.

Section 3.    Representations and Warranties

On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)    this Amendment has been duly authorized, executed and delivered by Borrower and Holdings and constitutes the legal, valid and binding obligations of each of Borrower and Holdings, enforceable against Borrower and Holdings in accordance with its terms; and the Credit Agreement as amended by this Amendment, constitutes the legal, valid and binding obligation of each of Borrower and Holdings, enforceable against Borrower and Holdings in accordance with its terms;

(b)    each of the representations and warranties contained in Section 8 of the Credit Agreement and each other Credit Document is true and correct in all material respects (or, in the case of any representation or warranty that by its terms is qualified by materiality or by reference to a Material Adverse Effect or by any concept of similar import, each such representation and warranty is true and correct in all respects) on and as of the Amendment No. 1 Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation or warranty that by its terms is qualified by materiality or by reference to a Material Adverse Effect or by any concept of similar import, each such representation and warranty was true and correct in all respects) as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(c)    no Default or Event of Default has occurred and is continuing.

Section 4.    Fees and Expenses

The Borrower and each other Credit Party agrees to pay on demand in accordance with the terms of Section 14.5 of the Credit Agreement all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 5.    Reference to the Effect on the Credit Documents

(a)    As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date.

(b)    Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Credit Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Borrower, any other Credit Party, the Joint Lead Arrangers or any Agent under any of the Credit Documents, nor constitute a waiver or amendment of any other provision of any of the Credit Documents or for any purpose except as expressly set forth herein.

(d)    This Amendment shall constitute a Credit Document.

Section 6.    Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.    Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 8.    Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 9.    Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10.    Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity,

enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 11.    Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12.    Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

INTELSAT INTERMEDIATE HOLDING COMPANY, LTD.

By:	/s/ Gloria Dill
Name:	Gloria Dill
Title:	Secretary

INTELSAT SUBSIDIARY HOLDING COMPANY, LTD.

BY:	/s/ Gloria Dill
Name:	Gloria Dill
Title:	Secretary

CITICORP USA, INC., as Administrative Agent and Lender

By:	/s/ Edward T. Crook
Name:	Edward T. Crook
Title:	Managing Director